FOR IMMEDIATE RELEASE

Contact:
Michael DeVeau
Chief Investor Relations & Communications Officer
212.708.7164
Michael.DeVeau@iff.com

IFF Reports Third Quarter 2021 Results

Achieves strong double-digit sales growth; On-track to grow 8.5% for full year 2021

NEW YORK, N.Y., (November 8, 2021) - International Flavors & Fragrances Inc. (NYSE: IFF) reported financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Income Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$3.1 B	$250 M	$0.76	$648 M	21.1%	$1.47
First Nine Months 2021 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Income Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$8.6 B	$240 M	$0.75	$1.9 B	22.0%	$4.56

Management Commentary
“We are pleased by the strong demand trends we’ve seen in our business and proud that we achieved double-digit sales growth for a second consecutive quarter,” said IFF Chairman and CEO Andreas Fibig. “Across a large portion of our portfolio, we are growing at an accelerated rate – all as we continue to successfully integrate and deliver on our synergy commitments. These results are indicative of our best-in-class product portfolio, industry-leading innovation and our position as an essential partner to our customers."

Mr. Fibig concluded, "In the short-term, unprecedented macro supply-chain challenges and related cost increases have impacted our profitability margin. We are confident in our team's ability to manage through these conditions and fully offset pressures over time as we increase pricing, drive additional productivity, and continue to exhibit strong cost discipline. While the global supply chain environment remains volatile, we are confident in our long-term value creation opportunity as we execute our strategy and drive our business forward.”

Third Quarter 2021 Consolidated Financial Results
•Reported net sales for the third quarter were $3.07 billion, an increase of 142% compared to the prior year period, driven primarily by the incremental sales related to the merger with
1 Schedules at the end of this release contain reconciliations of reported GAAP to non-GAAP metrics. See use of non-GAAP financial measures for explanations of our non-GAAP metrics.

Nutrition & Biosciences ("N&B"). On a combined basis2, sales increased 12% or 11% on a currency neutral basis, driven by mid-teen growth in Nourish and strong increases in Scent and Health & Biosciences.
•Income before taxes on a reported basis for the third quarter was $250 million. Adjusted operating EBITDA for the third quarter was $648 million, an increase of 135% from $276 million in 2020 principally driven by the incremental profit related to the merger with N&B. On a combined basis2, adjusted operating EBITDA increased 4%, as strong sales growth and continued cost discipline more than offset inflationary pressures.
•Reported earnings per share (EPS) for the third quarter was $0.76. Adjusted EPS excluding amortization was $1.47 per diluted share.
•Cash flow from operations for the third quarter was strong, increasing $711 million versus year-ago period, to $1.13 billion, and free cash flow defined as cash flow from operations less capital expenditures totaled $884 million. Net debt to credit adjusted EBITDA at the end of the third quarter was 4.1x.

Third Quarter 2021 Segment Summary3: Growth vs. Prior Year

	Reported (GAAP)	Adjusted (Non-GAAP)	Combined Currency Neutral (Non-GAAP)[2]	Combined Adjusted (Non-GAAP)[2]
	Sales	Operating EBITDA	Sales	Operating EBITDA
Nourish	133%	121%	15%	19%
Health & Biosciences	NMF	NMF	5%	(12)%
Scent	10%	10%	9%	10%
Pharma Solutions	NMF	NMF	(2)%	(34)%

Nourish Segment
•On a reported basis, third quarter sales were $1.66 billion. On a combined basis2, currency neutral sales improved 15% led by broad-based double-digit growth across all segments.
•Nourish adjusted operating EBITDA was $327 million. On a combined basis2, adjusted operating EBITDA grew 19% led by strong volume growth, price increases, productivity and cost management, and adjusted operating EBITDA margin expanded by 30bps to 19.7%.

Health & Biosciences Segment
•On a reported basis, third quarter sales were $618 million. On a combined basis2, currency neutral sales increased 5% with growth across nearly all segments led by a double-digit increase in Home & Personal Care and strong increases in Cultures & Food Enzymes and Grain Processing.
•Health & Biosciences adjusted operating EBITDA was $151 million. On a combined basis2, adjusted operating EBITDA decreased 12% and adjusted operating EBITDA margin declined by 530bps to 24.4% due to inflationary pressures and higher logistics costs to balance demand with capacity.

Scent Segment
•On a reported basis, third quarter sales were $580 million. On a combined basis2, currency neutral sales increased 9% against a strong high-single digit year ago comparison. Results were led by strong double-digit growth in Fine Fragrances, Cosmetic Actives and Fragrance Ingredients as well as modest growth in Consumer Fragrances.
•Scent adjusted operating EBITDA was $130 million. On a combined basis2, adjusted operating EBITDA increased 10% led by strong volume growth and favorable mix, while adjusted operating EBITDA margin declined by 10bps to 22.4% principally due to higher raw material & logistic costs.

2 Combined historical results for the third quarter is defined as 3 months (July, August and September) of legacy IFF and N&B results, in both the 2020 and 2021 periods.
3 Starting in the first quarter 2021, IFF reports financial results in four segments, Nourish, Health & Biosciences, Scent and Pharma Solutions. "NMF" stands for Not Meaningful as the related segments were only created following the closing of the N&B merger.

Pharma Solutions Segment
•On a reported basis, third quarter sales were $211 million. On a combined basis2, currency neutral sales were down 2% as continued challenges related to raw material availability and logistics have limited the company’s ability to meet strong customer demand.
•Pharma Solutions adjusted operating EBITDA was $40 million. On a combined basis2, adjusted operating EBITDA declined 34%, and adjusted operating EBITDA margin declined by 940bps to 19.0% driven by higher sourcing and logistics costs as well as increased manufacturing costs.

Financial Guidance
The Company updates its 2021 financial guidance on a combined basis due to the ongoing macro inflationary environment. Combined 2021 financial guidance is defined as a full 12 months of legacy IFF results, and 11 months (excludes January) of N&B results, in the 2021 period, in light of the merger completion on February 1, 2021.

	Previous Guidance	Current Guidance
	Combined FY 2021 (excl. N&B Jan)[4]	Combined FY 2021 (excl. N&B Jan)[4]
Sales	~11.55B	~11.55B
Year-Over-Year Growth	> 8%	> 8%
FX Impact	~2%	~2%
Adjusted Operating EBITDA Margin[5]	~21.5%	~21.0%

Audio Webcast
A live webcast to discuss the Company’s third quarter 2021 financial results will be held on November 9, 2021, at 10:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company's IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995
Statements in this press release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations including those concerning the impacts of COVID-19 and our plans to respond to its implications; expectations regarding sales and profit for the fiscal year 2021, including the impact of foreign exchange, pricing actions, raw materials, and sourcing, logistics and manufacturing costs; the divestiture of our microbial control business and the progress of our portfolio optimization strategy, through non-core business divestitures; our combination with N&B, including the expected cost benefits and synergies of the N&B Transaction, the success of our integration efforts and ability to deliver on our synergy commitments as well as future opportunities for the combined company; our ability to manage through supply-chain challenges and cost increases; the growth potential of the markets in which we operate, including the emerging markets, expected capital expenditures, the expected costs and benefits of our ongoing optimization of our manufacturing operations, including the expected number of closings, expected cash flow and availability of capital resources to fund our operations and meet our debt service requirements; our ability to drive reductions in expenses; our strategic investments in capacity and increasing inventory to drive improved profitability; the impact of inflation and other macroeconomic factors; our ability to innovate and execute on specific consumer trends and demands; and our ability to continue to generate value for, and return cash to, our shareholders.
These forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Certain of such forward-looking information may be
4 Combined results for the full year is defined as a full 12 months of legacy IFF results, and 11 months (excludes January) of N&B results, in the 2021 period, in light of the merger completion on February 1, 2021.
5 See Use of Non-GAAP Financial Measures

identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “estimate”, “should”, “predict” and similar terms or variations thereof. Such forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve significant risks, uncertainties and other factors, including assumptions and projections, for all forward periods. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements.

Such risks, uncertainties and other factors include, among others, the following: (1) disruption in the development, manufacture, distribution or sale of our products from COVID-19 and other public health crises; (2) risks related to the integration of N&B and the Frutarom business, including whether we will realize the benefits anticipated from the acquisitions in the expected time frame; (3) unanticipated costs, liabilities, charges or expenses resulting from the Frutarom acquisition and the N&B Transaction; risks related to the restrictions that we are required to abide by in connection with the N&B Transaction; (4) our ability to provide the same types and level of services to the N&B Business that historically have been provided by DuPont, and our ability to maintain relationships with third parties and pre-existing customers of N&B; (5) our ability to realize expected cost savings and increased efficiencies of the Frutarom integration and our ongoing optimization of our manufacturing facilities; (6) our ability to successfully establish and manage acquisitions, collaborations, joint ventures or partnership and to manage and complete divestitures or dispositions; (7) the increase in our leverage resulting from the additional debt incurred to pay a portion of the consideration for Frutarom and its impact on our liquidity and ability to return capital to its shareholders; (8) our ability to successfully market to our expanded and diverse Nourish customer base; (9) our ability to effectively compete in our market and develop and introduce new products that meet customers’ needs; (10) our ability to retain key employees; (11) changes in demand from large multi-national customers due to increased competition and our ability to maintain “core list” status with customers; (12) our ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations; (13) disruption in the development, manufacture, distribution or sale of our products from natural disasters, public health crises, international conflicts, terrorist acts, labor strikes, political crisis, accidents and similar events; (14) the impact of a disruption in our supply chain, including the inability to obtain ingredients and raw materials from third parties; (15) volatility and increases in the price of raw materials, energy and transportation; (16) the impact of a significant data breach or other disruption in our information technology systems, and our ability to comply with data protection laws in the U.S. and abroad; (17) unprecedented increases and volatility in sourcing and logistics costs; (18) our ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environmental impact; (19) our ability to react in a timely and cost-effective manner to changes in consumer preferences and demands, including increased awareness of health and wellness; (20) our ability to meet consumer, customer and regulatory sustainability standards; (21) our ability to benefit from our investments and expansion in emerging markets; (22) the impact of currency fluctuations or devaluations in the principal foreign markets in which we operate; (23) economic, regulatory and political risks associated with our international operations; (24) the impact of global economic uncertainty on demand for consumer products; (25) our ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws; (26) our ability to successfully manage our working capital and inventory balances; (27) the impact of the failure to comply with U.S. or foreign anti-corruption and anti-bribery laws and regulations, including the U.S. Foreign Corrupt Practices Act; (28) any impairment on our tangible or intangible long-lived assets, including goodwill associated with the acquisition of Frutarom; (29) our ability to protect our intellectual property rights; (30) the impact of the outcome of legal claims, regulatory investigations and litigation, including current and future developments involving tax matters in Brazil; (31) changes in market conditions or governmental regulations relating to our pension and postretirement obligations; (32) the impact of changes in federal, state, local and international tax legislation or policies, including the Tax Cuts and Jobs Act, with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes; (33) the impact of the United Kingdom’s departure from the European Union; (34) the impact of the phase out of the London Interbank Offered Rate (LIBOR) on interest expense; and (35) risks associated with our CEO transition, including the timely identification of a successor CEO and the impact on employee hiring and retention.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the SEC or in company press releases) for other factors that may cause actual results to differ materially from those projected by the Company. Please refer to Part I. Item 1A., Risk Factors, of the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2021 for additional information regarding factors that could affect our results of operations, financial condition and liquidity.

We intend our forward-looking statements to speak only as of the time of such statements and do not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this press release or included in our other periodic reports filed with the SEC could materially and adversely impact our operations and our future financial results. Any public statements or disclosures made by us following this press release that modify or impact any of the forward-looking statements contained in or accompanying this press release will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this press release.

Use of Non-GAAP Financial Measures
We provide in this press release non-GAAP financial measures, including: (i) combined currency neutral sales; (ii) adjusted operating EBITDA and combined adjusted operating EBITDA; (iii) adjusted EBITDA margin and combined adjusted operating EBITDA margin; (iv) adjusted EPS ex amortization; (v) free cash flow; and (vi) net debt to credit adjusted EBITDA.

Our non-GAAP financial measures are defined below.

Currency Neutral metrics eliminate the effects that result from translating non-U.S. currencies to U.S. dollars. We calculate currency neutral numbers by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period. We use currency neutral results in our analysis of subsidiary or segment performance. We also use currency neutral numbers when analyzing our performance against our competitors.

Adjusted operating EBITDA and adjusted operating EBITDA margin exclude depreciation and amortization expense, interest expense, other income (expense), net, restructuring and other charges and certain non-recurring items such as Frutarom integration related costs, gain (losses) on sale of assets, shareholder activism related costs, business divestiture costs, employee separation costs, compliance review & legal defense costs, N&B inventory step-up costs, N&B transaction related costs, N&B integration related costs and the impact of the merger with N&B.

Adjusted EPS ex Amortization excludes the impact of non-operational items including Frutarom integration related costs, restructuring and other charges, gain (losses) on sale of assets, shareholder activism related costs, business divestiture costs, employee separation costs, Frutarom acquisition related costs, compliance review and legal defense costs, N&B inventory step up costs, N&B transaction related costs, N&B integration related costs, the impact of the merger with N&B and non-cash items including the amortization of acquisition related intangible assets.

Free Cash Flow is operating cash flow (i.e. cash flow from operations) less capital expenditures.

Net debt to credit adjusted EBITDA is the leverage ratio used in our credit agreement and defined as Net debt (which is long-term debt less cash and cash equivalents) divided by the trailing 12-month credit adjusted EBITDA. Credit adjusted EBITDA is defined as income (loss) before income taxes, depreciation and amortization expense, interest expense, specified items and non-cash items.

Combined historical results for the third quarter is defined as 3 months (July, August & September) of legacy IFF and N&B results, in both the 2020 period and the current 2021 period. Combined historical results for the full year is defined as 12 months of legacy IFF results, and 11 months (excluding January) of N&B results.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

Effective in the first quarter of 2021, the Company elected to change the profit or loss measure of the Company's reportable segments from Segment Operating Profit to Segment Adjusted Operating EBITDA for internal reporting and performance measurement purposes. Segment Adjusted Operating EBITDA is defined as (Loss) Income Before Taxes before depreciation and amortization expense, interest expense, restructuring and other charges, net and certain non-recurring items. Prior period amounts have been recast to reflect these changes in segment profitability measures. Our determination of reportable segments was made on the basis of our strategic priorities within each segment and corresponds to the manner in which our chief operating decision maker reviews and evaluates operating performance to make decisions about resources to be allocated to the segment. In addition to our strategic priorities, segment reporting is also based on differences in the products and services we provide. As a result, we added two new reportable segments - Health & Biosciences and Pharma Solutions. Nourish is composed of IFF’s legacy Taste segment and N&B’s Food & Beverage segment. The Scent and Health & Biosciences segments include a component of the legacy Taste segment.

The Company cannot reconcile its expected Adjusted Operating EBITDA margin to Income (loss) Before Taxes under "Financial Guidance" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to Frutarom integration related costs, losses on sale of assets, shareholder activism related costs, business divestiture costs, employee separation costs, compliance review & legal defense costs, N&B inventory step-up costs, N&B transaction related costs and N&B integration related costs.

Welcome to IFF
At IFF (NYSE: IFF), an industry leader in food, beverage, scent, health and biosciences, science and creativity meet to create essential solutions for a better world – from global icons to unexpected innovations and experiences. With the beauty of art and the precision of science, we are an international collective of thinkers who partners with customers to bring scents, tastes, experiences, ingredients and solutions for products the world craves. Together, we will do more good for people and planet. Learn more at iff.com, Twitter, Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Income Statements
(Amounts in millions except per share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Net sales	$3,071	$1,268	142%	$8,625	$3,814	126%
Cost of goods sold	1,981	744	166%	5,871	2,242	162%
Gross profit	1,090	524	108%	2,754	1,572	75%
Research and development expenses	156	89	75%	463	256	81%
Selling and administrative expenses	436	235	86%	1,299	695	87%
Amortization of acquisition-related intangibles	195	48	NMF	547	145	277%
Restructuring and other charges	6	1	NMF	34	8	NMF
(Gains) losses on sales of fixed assets	(1)	1	(200)%	(1)	2	(150)%
Operating profit	298	150	99%	412	466	(12)%
Interest expense	74	35	111%	216	99	118%
Other (income) expense, net	(26)	10	NMF	(44)	5	NMF
Income before taxes	250	105	138%	240	362	(34)%
Provision for income taxes	53	19	179%	53	61	(13)%
Net income	197	86	129%	187	301	(38)%
Net income attributable to noncontrolling interests	3	1	200%	7	5	40%
Net income attributable to IFF stockholders	194	85	128%	180	296	(39)%

Net income per share - basic (1)	$0.76	$0.76		$0.75	$2.68
Net income per share - diluted (1)	$0.76	$0.75		$0.75	$2.64

Average number of shares outstanding - basic	254	112		239	112
Average number of shares outstanding - diluted	255	114		239	114

(1)    For 2021 and 2020, net income per share reflects adjustments related to the redemption value of certain redeemable noncontrolling interests.
NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	September 30,	December 31,
	2021	2020
Cash, cash equivalents, and restricted cash	$794	$657
Receivables, net	1,975	929
Inventories	2,401	1,132
Other current assets	1,962	342
Total current assets	7,132	3,060

Property, plant and equipment, net	4,295	1,458
Goodwill and other intangibles, net	27,549	8,320
Other assets	1,276	717
Total assets	$40,252	$13,555

Short-term borrowings	$708	$634
Other current liabilities	2,871	1,270
Total current liabilities	3,579	1,904

Long-term debt	10,818	3,779
Non-current liabilities	4,277	1,452

Redeemable noncontrolling interests	105	98

Shareholders' equity	21,473	6,322
Total liabilities and shareholders' equity	$40,252	$13,555

International Flavors & Fragrances Inc.
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$187	$301
Adjustments to reconcile to net cash provided by operating activities
Depreciation and amortization	861	244
Deferred income taxes	(148)	(37)
(Gains) Losses on sale of assets	(1)	2
Stock-based compensation	44	27
Pension contributions	(21)	(19)
Amortization of inventory step-up	363	—
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(214)	(94)
Inventories	(230)	(43)
Accounts payable	256	22
Accruals for incentive compensation	43	19
Other current payables and accrued expenses	99	60
Other assets/liabilities, net	(113)	(67)
Net cash provided by operating activities	1,126	415
Cash flows from investing activities:
Additions to property, plant and equipment	(242)	(124)
Additions to intangible assets	(4)	—
Proceeds from life insurance contracts	—	2
Maturity of net investment hedges	—	(15)
Proceeds from disposal of assets	13	18
Cash provided by the Merger with N&B	193	—
Proceeds received in advance of sale of business	115	—
Net cash provided by (used in) investing activities	75	(119)
Cash flows from financing activities:
Cash dividends paid to shareholders	(466)	(240)
Decrease in revolving credit facility and short-term borrowings	(105)	(1)
Deferred financing costs	—	(3)
Proceeds from issuance of commercial paper	200	—
Repayments of long-term debt	(628)	(335)
Contingent consideration paid	(14)	(9)
Purchases of redeemable noncontrolling interest	—	(22)
Proceeds from issuance of long-term debt	3	200
Proceeds from issuance of stock in connection with stock options	8	—
Employee withholding taxes paid	(20)	(8)
Net cash used in financing activities	(1,022)	(418)
Effect of exchange rates changes on cash, cash equivalents and restricted cash	(44)	(18)
Net change in cash, cash equivalents and restricted cash	135	(140)
Cash, cash equivalents and restricted cash at beginning of year	660	624
Cash, cash equivalents and restricted cash at end of period	$795	$484
The following table reconciles cash, cash equivalents and restricted cash between the Company's statement of cash flows for the periods ended September 30, 2021 and September 30, 2020 to the amounts reported in the Company's balance sheet:

AMOUNTS IN MILLIONS	September 30, 2021	December 31, 2020	September 30, 2020	December 31, 2019
Current assets
Cash and cash equivalents	$672	$650	$470	$607
Restricted cash	122	7	13	17
Noncurrent assets
Restricted cash included in Other assets	1	3	1	—
Cash, cash equivalents and restricted cash	$795	$660	$484	$624

International Flavors & Fragrances Inc.
Business Unit Performance
(Amounts in millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Sales
Nourish	$1,662	$712	$4,638	$2,174
Health & Biosciences	618	31	1,683	99
Scent	580	525	1,699	1,541
Pharma Solutions	211	—	605	—
Consolidated	$3,071	$1,268	$8,625	$3,814
Segment Adjusted Operating EBITDA
Nourish	$327	$148	$921	$466
Health & Biosciences	151	10	469	29
Scent	130	118	375	323
Pharma Solutions	40	—	131	—
Total	648	276	1,896	818
Depreciation & Amortization	(297)	(83)	(861)	(244)
Interest Expense	(74)	(35)	(216)	(99)
Other income (expense), net	26	(10)	44	(5)
Frutarom Integration Related Costs	(1)	(2)	(3)	(9)
Restructuring and Other Charges	(6)	(1)	(34)	(8)
Gains (Losses) on Sale of Assets	1	(1)	1	(2)
Shareholder Activism Related Costs	—	—	(7)	—
Business Divestiture Costs	(16)	—	(21)	—
Employee Separation Costs	(22)	—	(28)	—
Frutarom Acquisition Related Costs	—	(1)	—	(1)
Compliance Review & Legal Defense Costs	—	(1)	—	(2)
N&B Inventory Step-Up Costs	14	—	(363)	—
N&B Transaction Related Costs	—	(8)	(91)	(24)
N&B Integration Related Costs	(23)	(29)	(77)	(62)
Income Before Taxes	$250	$105	$240	$362
Segment Adjusted Operating EBITDA Margin
Nourish	19.7%	20.8%	19.9%	21.4%
Health & Biosciences	24.4%	32.3%	27.9%	29.3%
Scent	22.4%	22.5%	22.1%	21.0%
Pharma Solutions	19.0%	—%	21.7%	—%
Consolidated	21.1%	21.8%	22.0%	21.4%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Third Quarter
(DOLLARS IN MILLIONS)	2021	2020
Reported (GAAP)	$1,090	$524
Employee Separation Costs (c)	1	—
N&B Inventory Step-Up Costs	(14)	—
N&B Integration Related Costs (h)	3	—
Adjusted (Non-GAAP)	$1,080	$524

Reconciliation of Selling and Administrative Expenses
	Third Quarter
(DOLLARS IN MILLIONS)	2021	2020
Reported (GAAP)	$436	$235
Frutarom Integration Related Costs (a)	(1)	(2)
Business Divestiture Costs (b)	(16)	—
Employee Separation Costs (c)	(20)	—
Frutarom Acquisition Related Costs (e)	—	(1)
Compliance Review & Legal Defense Costs (f)	—	(1)
N&B Transaction Related Costs (g)	—	(8)
N&B Integration Related Costs (h)	(20)	(29)
Adjusted (Non-GAAP)	$379	$194

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income
	Third Quarter
	2021				2020
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	Income before taxes	Provision for income taxes (j)	Net Income Attributable to IFF (k)	Diluted EPS (l)	Income before taxes	Provision for income taxes (j)	Net Income Attributable to IFF (k)	Diluted EPS (l)
Reported (GAAP)	$250	$53	$194	$0.76	$105	$19	$85	$0.75
Frutarom Integration Related Costs (a)	1	—	1	—	2	—	2	0.01
Restructuring and Other Charges	6	1	5	0.02	1	—	1	0.01
(Gains) Losses on Sale of Assets	(1)	—	(1)	—	1	—	1	—
Business Divestiture Costs (b)	16	4	12	0.05	—	—	—	—
Employee Separation Costs (c)	22	1	21	0.08	—	—	—	—
Pension Income Adjustment (d)	(17)	(4)	(13)	(0.05)	—	—	—	—
Frutarom Acquisition Related Costs (e)	—	—	—	—	1	1	—	0.01
Compliance Review & Legal Defense Costs (f)	—	—	—	—	1	—	1	0.01
N&B Inventory Step-Up Costs	(14)	(3)	(11)	(0.04)	—	—	—	—
N&B Transaction Related Costs (g)	—	—	—	—	8	—	8	0.07
N&B Integration Related Costs (h)	23	5	18	0.07	29	7	22	0.20
Redemption value adjustment to EPS (i)	—	—	—	—	—	—	—	(0.01)
Adjusted (Non-GAAP)	$286	$57	$226	$0.88	$148	$27	$120	$1.06

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Third Quarter
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2021	2020
Numerator
Adjusted (Non-GAAP) Net Income	$226	$120
Amortization of Acquisition related Intangible Assets	195	48
Tax impact on Amortization of Acquisition related Intangible Assets (j)	44	9
Amortization of Acquisition related Intangible Assets, net of tax (m)	151	39
Adjusted (Non-GAAP) Net Income ex. Amortization	$377	$159

Denominator
Weighted average shares assuming dilution (diluted)	255	114
Adjusted (Non-GAAP) EPS ex. Amortization	$1.47	$1.40

(a)	Represents costs related to the integration of the Frutarom acquisition. For 2021, costs primarily related to performance stock awards. For 2020, costs primarily related to advisory services, retention bonuses and performance stock awards.
(b)	Represents costs related to the Company's planned sales of businesses, primarily legal and professional fees.
(c)	Represents costs related to severance, including accelerated stock compensation expense, for certain employees and executives who have been separated or will separate from the Company.
(d)	Represents catch-up of net pension income from prior periods that had been excluded from their respective periods.
(e)	Represents transaction-related costs and expenses related to the acquisition of Frutarom. For 2020, amount primarily includes earn-out payments, net of adjustments, amortization for inventory "step-up" costs and transaction costs principally related to the 2019 Acquisition Activity.
(f)	Costs related to reviewing the nature of inappropriate payments and review of compliance in certain other countries. In addition, includes legal costs for related shareholder lawsuits.
(g)	Represents transaction costs and expenses related to the transaction with N&B, primarily includes legal and professional fees.
(h)	Represents costs primarily related to advisory services for the integration of the transaction with N&B, primarily consulting fees.
(i)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.
(j)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(k)	For 2021 and 2020, net income is reduced by income attributable to noncontrolling interest of $3 million and $1 million, respectively.
(l)	The sum of these items does not foot due to rounding.
(m)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Third Quarter Year-to-Date
(DOLLARS IN MILLIONS)	2021	2020
Reported (GAAP)	$2,754	$1,572
Employee Separation Costs (d)	1	—
Frutarom Acquisition Related Costs (f)	—	1
N&B Inventory Step-Up Costs	363	—
N&B Integration Related Costs (i)	3	—
Adjusted (Non-GAAP)	$3,121	$1,573

Reconciliation of Selling and Administrative Expenses
	Third Quarter Year-to-Date
(DOLLARS IN MILLIONS)	2021	2020
Reported (GAAP)	$1,299	$695
Frutarom Integration Related Costs (a)	(2)	(8)
Restructuring and Other Charges	(1)	—
Shareholder Activism Related Costs (b)	(7)	—
Business Divestiture Costs (c)	(21)	—
Employee Separation Costs (d)	(26)	—
Frutarom Acquisition Related Costs (f)	—	(1)
Compliance Review & Legal Defense Costs (g)	—	(2)
N&B Transaction Related Costs (h)	(91)	(24)
N&B Integration Related Costs (i)	(74)	(62)
Adjusted (Non-GAAP)	$1,077	$598

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income
	Third Quarter Year-to-Date
	2021				2020
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	Income before taxes	Provision for income taxes (k)	Net Income Attributable to IFF (l)	Diluted EPS (m)	Income before taxes	Provision for income taxes (k)	Net Income Attributable to IFF (l)	Diluted EPS (m)
Reported (GAAP)	$240	$53	$180	$0.75	$362	$61	$296	$2.64
Frutarom Integration Related Costs (a)	3	—	3	0.01	9	2	7	0.06
Restructuring and Other Charges	34	7	27	0.11	8	2	6	0.06
(Gains) Losses on Sale of Assets	(1)	—	(1)	—	2	1	1	0.01
Shareholder Activism Related Costs (b)	7	2	5	0.02	—	—	—	—
Business Divestiture Costs (c)	21	5	16	0.07	—	—	—	—
Employee Separation Costs (d)	28	2	26	0.11	—	—	—	—
Pension Income Adjustment (e)	(17)	(4)	(13)	(0.05)	—	—	—	—
Frutarom Acquisition Related Costs (f)	—	—	—	—	1	(1)	2	0.02
Compliance Review & Legal Defense Costs (g)	—	—	—	—	2	—	2	0.01
N&B Inventory Step-Up Costs	363	79	284	1.19	—	—	—	—
N&B Transaction Related Costs (h)	91	19	72	0.30	24	1	23	0.21
N&B Integration Related Costs (i)	77	18	59	0.25	62	14	48	0.42
Redemption value adjustment to EPS (j)	—	—	—	0.01	—	—	—	(0.04)
Adjusted (Non-GAAP)	$846	$181	$658	$2.75	$470	$80	$385	$3.38

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Third Quarter Year-to-Date
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2021	2020
Numerator
Adjusted (Non-GAAP) Net Income	$658	$385
Amortization of Acquisition related Intangible Assets	547	145
Tax impact on Amortization of Acquisition related Intangible Assets (k)	113	31
Amortization of Acquisition related Intangible Assets, net of tax (n)	434	114
Adjusted (Non-GAAP) Net Income ex. Amortization	$1,092	$499

Denominator
Weighted average shares assuming dilution (diluted)	239	114
Adjusted (Non-GAAP) EPS ex. Amortization	$4.56	$4.39

(a)	Represents costs related to the integration of the Frutarom acquisition. For 2021, costs primarily related to performance stock awards. For 2020, costs primarily related to advisory services, retention bonuses and performance stock awards.
(b)	Represents shareholder activist related costs, primarily professional fees.
(c)	Represents costs related to the Company's planned sales of businesses, primarily legal and professional fees.
(d)	Represents costs related to severance, including accelerated stock compensation expense, for certain employees and executives who have been separated or will separate from the Company.
(e)	Represents catch-up of net pension income from prior periods that had been excluded from their respective periods.
(f)	Represents transaction-related costs and expenses related to the acquisition of Frutarom. For 2020, amount primarily includes earn-out payments, net of adjustments, amortization for inventory "step-up" costs and transaction costs principally related to the 2019 Acquisition Activity.
(g)	Costs related to reviewing the nature of inappropriate payments and review of compliance in certain other countries. In addition, includes legal costs for related shareholder lawsuits.
(h)	Represents transaction costs and expenses related to the transaction with N&B, primarily includes legal and professional fees.
(i)	Represents costs primarily related to advisory services for the integration of the transaction with N&B, primarily consulting fees.
(j)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.
(k)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(l)	For 2021 and 2020, net income is reduced by income attributable to noncontrolling interest of $7 million and $5 million, respectively.
(m)	The sum of these items does not foot due to rounding.
(n)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
Debt Covenants
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Credit Adjusted EBITDA to Net Income
(DOLLARS IN MILLIONS)	Twelve Months Ended September 30, 2021
Net income	$54
Interest expense	301
Income taxes	19
Depreciation and amortization	1,430
Specified items (1)(3)	792
Non-cash items (2)(3)	54
Credit Adjusted EBITDA	$2,650
 _______________________
(1)Specified items for the 12 months ended September 30, 2021 of $792 million, consisted of Frutarom integration related costs, restructuring and other charges, shareholder activism related costs, business divestiture costs, employee separation costs, pension income adjustment, pension settlement, Frutarom acquisition related costs, compliance review & legal defense costs, N&B inventory step-up costs, N&B transaction related costs, N&B integration related costs and other N&B specified items.
(2)Non-cash items represent all other adjustments to reconcile net income to net cash provided by operations as presented on the Statement of Cash Flows, including losses on disposal of assets and stock-based compensation.
(3)Specified and non-cash items may not include all eligible add-back items from the Merger with N&B, for the purposes of the Credit Adjusted EBITDA calculation, due to availability of the information.

Net Debt to Total Debt
(DOLLARS IN MILLIONS)	September 30, 2021
Total debt(1)	$11,542
Adjustments:
Cash and cash equivalents	672
Net debt	$10,870
 _______________________
(1)Total debt used for the calculation of Net debt consists of short-term debt, long-term debt, short-term finance lease obligations and long-term finance lease obligations.

International Flavors & Fragrances Inc.
Combined Business Unit Performance
(Amounts in millions)
(Unaudited)
The following information and schedule provides reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedule is not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Sales
Nourish	$1,662	$1,418	$4,638	$4,144
Health & Biosciences	618	579	1,683	1,594
Scent	580	525	1,699	1,541
Pharma Solutions	211	215	605	591
Consolidated	$3,071	$2,737	$8,625	$7,870
Segment Adjusted Operating EBITDA
Nourish	$327	$275	$921	$833
Health & Biosciences	151	172	469	484
Scent	130	118	375	323
Pharma Solutions	40	61	131	165
Total	648	626	1,896	1,805
Depreciation & Amortization	(297)	(83)	(861)	(244)
Interest Expense	(74)	(35)	(216)	(99)
Other income (expense), net	26	(10)	44	(5)
Frutarom Integration Related Costs	(1)	(2)	(3)	(9)
Restructuring and Other Charges	(6)	(1)	(34)	(8)
Gains (Losses) on Sale of Assets	1	(1)	1	(2)
Shareholder Activism Related Costs	—	—	(7)	—
Business Divestiture Costs	(16)	—	(21)	—
Employee Separation Costs	(22)	—	(28)	—
Frutarom Acquisition Related Costs	—	(1)	—	(1)
Compliance Review & Legal Defense Costs	—	(1)	—	(2)
N&B Inventory Step-Up Costs	14	—	(363)	—
N&B Transaction Related Costs	—	(8)	(91)	(24)
N&B Integration Related Costs	(23)	(29)	(77)	(62)
Impact of Merger with N&B (1)	—	(350)	—	(987)
Income Before Taxes	$250	$105	$240	$362
Segment Adjusted Operating EBITDA Margin
Nourish	19.7%	19.4%	19.9%	20.1%
Health & Biosciences	24.4%	29.7%	27.9%	30.4%
Scent	22.4%	22.5%	22.1%	21.0%
Pharma Solutions	19.0%	28.4%	21.7%	27.9%
Consolidated	21.1%	22.9%	22.0%	22.9%
______________________
(1)Information related to the amounts included from merger with N&B was received directly from DuPont and management believes such information is reliable. DuPont has not provided the underlying adjustments for the amounts included, but based on management's review of financial statement and other scheduled information provided, we believe the amounts reflected are reasonable. For the three and nine months ended September 30, 2020, amounts include N&B results for July through September and February through September, respectively, to reflect the same period N&B is included in IFF results in 2021.